SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[  ]

Preliminary Information Statement

[  ] Confidential, for use of the Commission only

[x]

Definitive Information Statement

                                Aim Smart Corporation                               .

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]

No fee required.

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)

Title of each class of securities to which transaction applies:

  ..................................................................

  2)

Aggregate number of securities to which transaction applies:

  ..................................................................

  3)

Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4)

Proposed maximum aggregate value of transaction:

  ...................................................................

  5)

Total fee paid:

  ...................................................................

[  ]

Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)

Amount Previously Paid:

  ......................................

  2)

Form, Schedule or Registration Statement No.:

  ......................................

  3)

Filing Party:

  ......................................

  4)

Date Filed:

  ......................................

AIM SMART CORPORATION

125 Maiden Lane, Suite 309

New York, NY 10038

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of Aim Smart Corporation have given their written consent to a resolution adopted by the Board of Directors of Aim Smart to amend the Certificate of Incorporation so as to change the name of the company to “American Tony Pharmaceuticals, Inc.”  We anticipate that this Information Statement will be mailed on September 3, 2008 to shareholders of record.  On or after September 23, 2008, the amendment of the Certificate of Incorporation will be filed with the Delaware Secretary of State and it will become effective.

Delaware General Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Aim Smart will not hold a meeting of its shareholders to consider or vote upon the amendment of Aim Smart’s Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

September 3, 2008

Yao Mingli

Chief Executive Officer

VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote were determined as of the close of business on August 19, 2008.  At that date, there were issued and outstanding 10,033,216 shares of Aim Smart common stock, each of which entitles the holder thereof to one vote.

The following table sets forth the number of shares of Aim Smart’s common stock owned by each person who, as of the record date, owned beneficially more than 5% of the common stock, as well as the ownership of such shares by each member of Aim Smart’s Board of Directors and the shares beneficially owned by its officers and directors as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Voting Power
Yao Mingli	1,735,000		17.3%
Yao Yuan	700,000		7.0%
Zhao AiLing	786,667		7.8%
Jack L. Kaye	40,000	(2)	0.4%
C. Mark Tang	30,000		0.3%
All officers and directors as a group (5 persons)	3,291,667		32.8%

__________________________

(1)

Except as otherwise noted, all shares are owned of record and beneficially.

(2)

Ownership of the shares held by Mr. Kaye will not vest unless he remains a member of the Board of Directors on April 1, 2009.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION

The Board of Directors of Aim Smart has adopted a resolution to change the name of the corporation from Aim Smart Corporation to “American Tony Pharmaceuticals, Inc.”  The holders of shares representing a majority of the voting power of Aim Smart’s outstanding common stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Delaware on or after September 23, 2008, and it will become effective on the date of such filing (the “Effective Date”).

Reasons for Approving the Name Change

The primary purpose of the name change is to better represent the corporation’s business.  Aim Smart recently acquired the outstanding capital stock of American Tony Pharmaceutical, Inc., a Delaware corporation (“American Tony”).  American Tony is a holding company that owns, through a wholly-owned subsidiary, all of the registered capital of Harbin Tianmu Pharmaceuticals Co., Ltd., a corporation organized under the laws of The People’s Republic of China.  Harbin Tianmu Pharmaceuticals is engaged in the business of manufacturing and marketing pharmaceutical and health care products in The People’s Republic of China.  Because of this new overall direction in the company’s business, the Board of Directors and majority shareholders have determined to change the corporation’s name.

Certificates for the corporation’s common stock that recite the name “Aim Smart Corporation” will continue to represent shares of the corporation after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “American Tony Pharmaceuticals, Inc.” after the Effective Date, he may do so by surrendering his certificate to the corporation’s Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  Aim Smart’s Transfer Agent is:

Corporate Stock Transfer, Inc.

3200 Cherry Creek Drive South, Suite 430

Denver, CO 80209

Telephone: 303-282-4800

No Dissenters’ Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to the transactions described in this Information Statement.

* * *

3